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                                   The following

                              CONTRACT OF EMPLOYMENT

                                      is made

between


                        Wandel & Goltermann Management Holding GmbH
                        72800 Eningen,
                        represented by the Chairman of the Supervisory Board, Professor Dr.-Ing. Gerhard Zeidler

and

                        Karl-Heinz Eisemann
                        MuhlstraBe 28
                        70839 Gerlingen




1.  DUTIES AND RESPONSIBILITIES

    1.1. Karl-Heinz Eisemann is appointed as Director of Controlling and Logistics for the Company with effect from 01.10.1997 in accordance with the decision of the General Meeting of the Partners held on
           24.03.1997. He represents the Company together with one other Director or a "Prokurist" (holder of power of attorney for the Company).

    1.2. Mr. Eisemann will direct business in accordance with the Law and the terms of this Contract and the statutes of Wandel & Goltermann Management Holding GmbH as well as the applicable bylaws of the Company.

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    1.3.   Mr. Eisemann shall devote his labor exclusively to the Company.
           Acceptance of any secondary employment within his profession, either paid or unpaid, or of any honorary position, supervisory board appointment or similar assignment requires the previous agreement of a General Meeting of the Partners insofar as such appointment is not detrimental to the interests of the Company to any extent.

    1.4. For the duration of this Contract Mr. Eisemann shall not acquire an interest in or participate in any business that is in competition with the Company or that has business dealings with the Company. Any exceptions to this clause require the agreement of the Supervisory Board.

    1.5. Any trade discoveries in the sense of the Law Governing Employee's Discoveries / Inventions that Mr. Eisemann may make during the duration of this Contract are subject to the regulations contained in the aforementioned Law as it stands at the time such application is made.


2.  DURATION OF CONTRACT

    2.1. This Contract of Employment commences on 01.10.1997 and terminates on 30.09.2000. Any decision regarding extension of this Contract of Employment shall be made twelve months before the termination of office agreed herein.

    2.2. The appointment of Mr. Eisemann as Director can at any time be revoked by a decision of a General Meeting of the Partners without affecting his rights to compensation as detailed in this Contract of Employment.

    2.3. In the event that the Company is converted into a stock company Mr. Eisemann shall receive the rights of a Member of the Board of Management insofar as the Supervisory Board of the Corporation appoints him as a Member of the Board of Management. The remainder of this Contract will apply unchanged.


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    2.4.   In the event that the appointment is revoked, the Company reserves the right to immediately suspend Mr. Eisemann from office or to employ him in other reasonable duties until the termination date of this Contract is reached. Any outstanding vacation shall be deemed discharged by the suspension of duties.



3.  REMUNERATION

    3.1. Mr. Eisemann shall receive a fixed annual basic salary in the amount of DM 300,000.00 (three hundred thousand Deutschmarks) as payment for his services.
           The salary shall be paid after deduction of statutory payments in twelve equal monthly installments, each payment to be made at the end of each calendar month.

    3.2. The amount of the basic salary shall be reviewed every two years. The economic development of the Company and the personal achievements of Mr. Eisemann as well as any increase in the cost of living shall be appropriately considered by such review.

    3.3. In addition to the basic salary, Mr. Eisemann shall receive a performance-related bonus in the amount of 5% of the basic salary for every 1% of pre-tax profit on sales made by the Wandel & Goltermann Group on the basis of the consolidated figures.

           Subsequent to later transfer of overall commercial responsibility to Mr. Eisemann the performance-related bonus shall be increased from 5% to 10% of the basic salary.

           The bonus is calculated on the basis of the consolidated pre-tax balance of trade result for the Wandel & Goltermann Group. The inclusion or exclusion of gains made on disposal or other transfer or losses incurred


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           through liquidation due to the sale or closure of Companies shall be decided at the reasonable discretion of the Supervisory Board. In such cases the influence of Mr. Eisemann or his ability to influence the gains from disposal or transfer of assets or losses due to liquidation shall be especially taken into account.

           A minimum bonus of 20% of the basic salary is assured for the 1997/98 business year.

           The minimum bonus shall be paid in twelve equal monthly installments together with the basic salary. Any payment of bonus in excess of this shall be made after presentation of the consolidated annual accounts.

    3.4. The trade balances prepared by the Company's Tax Advisers are binding as the basis for calculating the bonus.

    3.5. The foregoing remuneration is considered full compensation for all the duties performed by Mr. Eisemann for the Company including any overtime hours. The bonus shall be paid proportionately in the event that employment commences or ceases at some point during the business year. The basis of remuneration shall be the percentage return on sales for the current business year.



4.  OTHER BENEFITS

    4.1. Mr. Eisemann shall be reimbursed for the costs of travel and other expenses incurred during business travel insofar as such expenses are deemed necessary in the interests of the Company. Should the expenses exceed the fixed allowances permitted by fiscal law, reasonable reimbursement shall be made on production of the appropriate receipts. Any taxes that are to be paid on such reimbursements are to be borne by Mr. Eisemann.


                                                                       4

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    4.2.   The Company shall provide Mr. Eisemann with a company car and automobile telephone for Company business as well as for private use, which he may freely select from the list of makes, models and price classes approved by the Company. Replacement purchases may be made on request after approval of the Company. Mr. Eisemann is responsible for the care and punctual maintenance of the vehicle. Any taxes that are due as a result of private use of the vehicle are to be borne by Mr. Eisemann.

    4.3. The Company shall pay the telephone and facsimile charges for Mr. Eisemann's private telephone connection and the automobile telephone including the standing charges. Any taxes that are due as a result are to be borne by Mr. Eisemann.



5.  REMUNERATION IN THE EVENT OF SICKNESS, ACCIDENT OR DEATH

    5.1. In the event of temporary unfitness to work due to sickness or some other reason beyond the control of Mr. Eisemann, Mr. Eisemann retains entitlement to the Remuneration as detailed in Section 3 and the Other Benefits as detailed in Sections 4.2. and 4.3. for the period of unfitness for work up to an uninterrupted duration of six months. The bonus detailed in Section 3.3. will be awarded proportionally.

    5.2. Should Mr. Eisemann be unfit for work as a result of the actions of third parties, Mr. Eisemann shall transfer to the Company the amount of any claim for damages and / or compensation made on the person(s) liable corresponding to the remuneration and other benefits paid or being paid by the Company.

    5.3. Should Mr. Eisemann die during the period of validity of this Contract of Employment his surviving dependents (widow and dependent children) have a claim as a single creditor to the continued payment of the basic salary as detailed in Section 3.1. of this Contract of Employment for the month in which death occurred and the three following months.


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           The surviving dependents are entitled to the proportion of the bonus due up to and including the month in which death occurs. The bonus for the preceding period of the business year will be as detailed in
           Section 3.5.

    5.4. The Company shall at its own expense insure Mr. Eisemann against accident at work or outside work for the sum of DM 200,000 in the event of death and DM 400,000 in the event of disablement.

    5.5. The Company assumes responsibility for any damages incurred by Mr. Eisemann during the performance of his duties. This does not apply in the case of premeditated action or gross negligence.



6.  VACATION

    Mr. Eisemann is entitled to an annual vacation of 30 working days which may be taken in installments. The periods of vacation shall be agreed with the other Members of the Board of Directors. In the event that Mr. Eisemann is unable to take all the entitlement or must interrupt a vacation due to urgent reasons in the interests of the Company, such vacation shall be taken in the following year. In all other cases, the terms of the Federal Law on Vacation apply in principle.



7.  PENSION PROMISE

    Mr. Eisemann is also entitled to company pension benefits as governed by the Pension Promise of 7th July 1995 which is a part of this Contract of Employment.


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8.  CONFIDENTIALITY

    8.1. Mr. Eisemann is obligated not to communicate any information about procedures with which he is involved in connection with his duties to the Company to third parties including near relatives and those employees of the Company who have no need to be informed of such in order to fulfill their duties.

    8.2. This confidentiality obligation remains in force even after Mr. Eisemann is no longer employed by the Company. Mr. Eisemann is obligated immediately upon his leaving the Company to return to the Company all documents and letters in his possession and any copies or reproductions including his own records pertaining to his duties for the Company.



9.  CONCLUDING TERMS

    9.1 All claims arising from the employment relationship are to be validated in writing within a period of 3 months of their becoming due.

    9.2 Insofar as the term the Company is used in this Contract this refers to the Contracting Party and to all Member Companies in the Wandel & Goltermann Group of Companies, even if this is not stated explicitly in the text of this Contract.

    9.3 Alterations and additions to this Contract of Employment require the agreement of the Company and the signatures of both parties on the same legal document.


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    9.4    In the event that any individual clauses of this contract are o should become invalid, this shall not affect the validity of the remainder of the Contract. The invalid clause(s) shall be replaced by an agreement between the contracting parties that is as close as possible to the commercial aim and implementation of this Contract.



    Eningen,
    this 25 day of August, 1997                  this 17 day of October, 1997

    On behalf of the Supervisory Board of        The Director
    Wandel & Goltermann
    Management Holding GmbH

     /s/ Prof. Dr.-Ing. Gerhard Zeidler          /s/ Karl-Heinz Eisemann
    ------------------------------------       -----------------------------
      Prof. Dr.-Ing. Gerhard Zeidler               Karl-Heinz Eisemann





    I confirm that this document is a fair and accurate translation from the German original.

    Eningen,
    this 11 day of December, 1998

    Wavetek Wandel & Goltermann, Inc.

    By: /s/  Peter M. Wagner
       -------------------------
        Peter M. Wagner
        Chief Executive Officer


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                                  [LETTERHEAD]

                       ANNUAL TARGETED SALARY

                       - Basis: Policy attached -


PERIOD:          FY 1998/99 (01.10.1998 - 30.09.1999)

NAME:            Karl-Heinz Eisemann

POSITION:        Sr. VP Controlling

GRADE:             21

VARIABLE PART (%):  20%
                    2/3 on group result
                    1/3 on qualitative target



                    Targeted Salary FY 1998/99


                           DM 450.000,--
                    ----------------------------


                 Qualitative objectives for FY 1998/99
                           - attached form -



November 23, 1998


Wavetek Wandel & Goltermann         Karl-Heinz Eisemann
Management Holding GmbH

/s/  [Illegible]                   /s/ Karl-Heinz Eisemann
----------------------------       -----------------------------


Encl.: 1. Company Policy Annual Targeted Salaries
       2. Performance Evaluation - Objectives for period 1998/99